Exhibit 2.3

Form of Lock-up Agreement

_____, 2019

Tilray, Inc.

1100 Maughan Road

Nanaimo, BC, Canada

RE: Lock-up Agreement

Ladies and Gentlemen:

This Lock-up Agreement is being delivered to you in connection with the merger (the “Merger”) pursuant to the Agreement and Plan of Merger and Reorganization dated [•], 2019 by and among Tilray, Inc., a Delaware corporation (the “Company”), Down River Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company, and Privateer Holdings, Inc., a Delaware corporation and [•], solely in its capacity as the initial Stockholder Representative thereunder (the “Merger Agreement”). Capitalized terms used but not otherwise defined have the meaning set forth in the Merger Agreement.

Pursuant to Section 1.7(b) and Section 1.11 of the Merger Agreement, the undersigned holder of Privateer Capital Stock and/or options to purchase Privateer Capital Stock is required to execute and deliver this Lock-up Agreement as a condition to the receipt of such holder’s portion of the Total Merger Consideration. In light of the benefits that the Merger will confer upon the undersigned, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned pursuant to the Merger Agreement agrees with the Company that, during the period beginning on the Closing Date through and including the second anniversary of the Closing Date, the undersigned will not, without the prior written consent of the Company, Transfer, or announce the intention to Transfer, any shares of Class 1 Common Stock of the Company, par value $0.0001 per share, or Class 2 Common Stock of the Company, par value $0.0001 per share (collectively, the “Common Stock”), that constitute Stock Merger Consideration (including, without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), (such shares, the “Beneficially Owned Shares”)) or securities convertible into or exercisable or exchangeable for Common Stock that constitute Option Merger Consideration (collectively, such Common Stock and other securities, the “Merger Consideration Securities”).

The restrictions set forth herein shall lapse as follows:

(1) as of the first anniversary of the Closing Date, the restrictions with respect to 50% of the Applicable Securities shall lapse (for purposes of clarification, all Cash Consideration Shares and all Permitted Sales shall be credited towards and deemed to be included in such 50% lapse); and

(2) the restrictions with respect to an additional 12.5% of Applicable Securities shall lapse as of each date that is two full trading days after the public dissemination of the Company’s annual or quarterly financial results for each of the four quarters following the first anniversary of the

Closing Date (such that the restrictions with respect to 100% of the Applicable Securities shall lapse as of the second anniversary of the Closing Date).

“Applicable Securities” means the Merger Consideration Securities issued to the undersigned, less the number of any Merger Consideration Securities sold by the undersigned in any Permitted Sale (as defined below) as of the first anniversary of the Closing Date.

The foregoing lapse of the restrictions shall apply equally to each class and type of Applicable Securities held by the undersigned (e.g. 50% of the Class 1 Common Stock of the Company, 50% of the Class 2 Common Stock of the Company, and 50% of all options to purchase Common Stock of the company, in each case, that are Applicable Securities held by the undersigned shall be released under clause (1) above).

In addition, the restrictions set forth herein shall not apply to:

(1) sales of shares in any Permitted Sale (as defined below) on or before the first anniversary of the Closing Date;

(2) if the undersigned is a natural person, any Transfers made by the undersigned (a) as a bona fide gift to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family, (b) by will or intestate succession upon the death of the undersigned, (c) as a bona fide gift or charitable contribution or (d) pursuant to a domestic relations order, divorce decree or court order;

(3) if the undersigned is a corporation, partnership, limited liability company or other business entity, (a) any Transfer made to any stockholder, partner or member of, or owner of a similar equity interest in the undersigned, as the case may be, if any such Transfer is not for value, (b) any Transfer in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by this Lock-up Agreement, or (c) any Transfer made by the undersigned to another corporation, partnership, limited liability company or other business entity so long as the transferee is and remains a controlled affiliate (as defined below) of the undersigned and such Transfer is not for value;

(4) the entry by the undersigned into any trading plan providing for the sale of Merger Consideration Securities by the undersigned, which trading plan meets the requirements of Rule 10b5-1(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), provided, however, that such plan does not provide for, or permit, any Transfer of any Merger Consideration Securities that is otherwise prohibited by this Agreement and no public announcement or filing is voluntarily made or required regarding such plan during the period in which such prohibitions are effective;

(5) Transfers or distributions of Merger Consideration Securities by the undersigned if the undersigned is a trust to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust;

(6) the exercise by the undersigned of a stock option, or vesting or exercise of any other equity- based award, granted under a stock incentive plan or stock purchase plan, and the receipt by the undersigned from the Company of shares of Common Stock upon such exercise or vesting, provided that the underlying shares shall continue to be subject to the restrictions on Transfer set forth in this Lock-up Agreement and, provided, further, that if required, any public report or filing under Section 16 of the Exchange Act shall clearly indicate in the footnotes thereto that the filing relates to the exercise or vesting of a stock option or equity-based award, that no shares were sold by the reporting person and that the shares received upon exercise or vesting of the stock option or equity-based award are subject to a lock-up agreement with the Company;

(7) a merger, consolidation or other similar transaction involving a Change of Control of the Company that has been approved by the Company’s board of directors, provided that, in the event that such Change of Control transaction is not completed, this clause shall not be applicable and the undersigned’s Merger Consideration Securities shall remain subject to the restrictions contained in this Lock-up Agreement; or

(8) in connection with any reclassification or conversion of the Merger Consideration Securities, provided that any Equity Interests received upon such reclassification or conversion shall be subject to the restrictions set forth herein;

provided, however, that in the case of any Transfer described in clause (2), (3), or (5) above, it shall be a condition to the such Transfer that (A) the transferee executes and delivers to the Company not later than one business day prior to such Transfer, a written agreement, in substantially the form of this Lock-up Agreement (it being understood that any references to “immediate family” in such agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise satisfactory in form and substance to the Company, and (B) if the undersigned is required to file a report under Section 16(a) of the Exchange Act, or the insider reporting requirements of Canadian securities laws, reporting a reduction in beneficial ownership of shares of Common Stock or Beneficially Owned Shares or any securities convertible into or exercisable or exchangeable for Common Stock or Beneficially Owned Shares during the period in which the restrictions set forth herein are effective, the undersigned shall include a statement in such report to the effect that, (a) in the case of any Transfer pursuant to clause (2) above, such Transfer is being made as a gift or charitable donation, by will or intestate succession or pursuant to a domestic relations order, divorce decree or court order or (b) in the case of any Transfer pursuant to clause (3) above, such Transfer is being made to a stockholder, partner or member of, or owner of a similar equity interest in, the undersigned and is not a transfer for value (in the case of clause 3(a)), such Transfer is being made in connection with the sale or other bona fide in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets (in the case of clause 3(b)) or such Transfer is being made to another corporation, partnership, limited liability company or other business entity that is and shall remain a controlled affiliate of the undersigned and such Transfer is not for value (in the case of clause 3(c)).

For purposes of this Lock-up Agreement, the following definitions shall apply:

“affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise.

“Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a Person or group of affiliated Persons, of the Company’s voting securities if, after such transfer, such person or group of affiliated Persons would hold at least 90% of the outstanding voting securities of the Company (or the surviving entity).

“control” for these purposes means the direct or indirect power to direct or cause the direction of the management and policies of another Person, whether by operation of law or regulation, through ownership of securities, as trustee or executor or in any other manner.

“controlled affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, is controlled by such specified Person.

“Encumbrance” means any lien, pledge, hypothecation, charge, mortgage, security interest, lease, license, option, easement, reservation, servitude, adverse title, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction or encumbrance of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“Equity Interest” means any share, capital stock, partnership, member or similar interest in any entity, and any subscription, option, call, warrant, right, security instrument (including debt securities) or obligation or any other security, either currently or otherwise convertible, exchangeable or exercisable into such.

“Former Holders” means Persons who were holders of Privateer Capital Stock or Privateer Options as of immediately prior to the Effective Time of the Merger.

“immediate family” shall mean, with respect to a natural person, a spouse, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned.

“Offering” shall mean an underwritten or other registered public offering of Common Stock or other offering of Company securities pursuant to which after the Closing, the undersigned holder is given an opportunity (by the Company on terms and conditions established by the Company in its sole discretion) to sell a portion of his, her or its Merger Consideration Securities on pro rata basis relative to all other applicable Former Holders based on their respective holdings of Class 2 Common Stock. Nothing herein shall obligate the Company to propose or conduct an Offering or Permitted Sale, or otherwise limit the right of the Company to conduct any underwritten or other registered offering that is not an Offering.

“Permitted Sale” shall mean a sale of Merger Consideration Securities (i) in any Offering or (ii) following the Closing, in any other registered public offering, block trade or strategic sale approved or arranged by the Company, in each case at the discretion of the Board of Directors of the Company (subject to the Company’s policies regarding approval of affiliate transactions). The Company will only conduct a Permitted Sale to the extent that each applicable Former Holder shall have an opportunity to sell a portion of his, her or its Merger Consideration Securities on a proportionate, pro rata basis relative to all other applicable Former Holders.

“Transfer” means any direct or indirect (a) sale, transfer, assignment, pledge, hypothecation, mortgage, loan, license, gift, creation of a security interest in or lien on, Encumbrance or other disposition to any Person, including those by way of hedging or derivative transactions or (b) swap, hedge, short position, call, warrant, contract to purchase or other arrangement that is designed to or which could reasonably be expected to lead to or result in, directly or indirectly, a transfer of the economic consequence of ownership, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of any Equity Interests in the Company or any of its Subsidiaries or any other securities, in cash or otherwise.

For avoidance of doubt, nothing in this Lock-up Agreement prohibits the undersigned from exercising any options to purchase Common Stock (which exercises may be effected on a cashless basis to the extent the instruments representing such options permit exercises on a cashless basis), it being understood that any Common Stock issued upon such exercises will be subject to the restrictions of this Lock-up Agreement (to the extent such options constituted Merger Consideration Securities).

The undersigned acknowledges and agrees that information regarding any Offering or any other Permitted Sale will constitute “material non-public information” pursuant to applicable securities Laws. The undersigned agrees (1) to keep such information confidential until such information is released to the public or is no longer material non-public information and (2) not to trade in the Company’s securities until such information is released to the public or is no longer material non-public information. In addition, in order to participate in an Offering or any other Permitted Sale, the undersigned agrees to (1) furnish to the Company or the underwriters or other parties designated by the Company such information regarding itself, any Merger Consideration Securities or other securities of the Company held by it, and other information and documents necessary to effect any such sale and (2) to take such other actions as the Company or the underwriters or other parties designated by the Company reasonably request.

The undersigned has been advised that in the event the Company does not pursue any Offering or Permitted Sale, there will be no public “cleansing release” as such information will not be considered by the Company to be material.

The Company agrees that, in the event that any discretionary release or waiver of the foregoing restrictions is granted to any officer or director of the Company or holder of 1% or more of the outstanding shares of the Common Stock (each of the foregoing, a “Released Party”) with respect to any portion of the Merger Consideration Shares of such Released Party, the Company shall send notice to the undersigned stating that the same percentage of the Merger Consideration Securities held by the undersigned shall be released from the restrictions set forth herein on the effective date of such release or waiver (the “Release Date”), and the Company agrees to release such percentage of the Merger Consideration Securities held by the undersigned on the Release Date. Notwithstanding the foregoing, no waiver or termination or other consent will be required, if the aggregate number of shares of Common Stock affected by such releases to such security holders

(whether in one or multiple releases) is less than or equal to the number of shares of Common Stock representing 0.5% of the fully diluted capitalization of the Company as measured immediately following the Closing.

The undersigned hereby consents to the placing of legends on the certificates representing the shares of Common Stock issued as, or received upon the conversion of, the Merger Consideration Securities or the entry of stop transfer instructions with the Company’s transfer agent and/or any other duly appointed transfer agent of the Company with respect to any Merger Consideration Securities. In furtherance of the foregoing, the Company and any other duly appointed transfer agent of the Company for the registration or transfer of shares of Common Stock are hereby authorized to decline to make any Transfer of shares of Common Stock if such Transfer would constitute a violation or breach of this Lock-up Agreement.

The undersigned hereby represents and warrants that it is not a party to any agreement, contract or understanding that would cause a breach of this Lock-up Agreement if it were entered into during the period in which the restrictions set forth herein are effective.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement and perform its obligations under this Lock-up Agreement and that this Lock-up Agreement has been duly authorized (if the undersigned is not a natural person), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This Lock-up Agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. This Lock-up Agreement may not be amended or otherwise modified in any respect without the written consent of the Company and the undersigned.

The undersigned agrees that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the undersigned does not perform the provisions of this Lock-up Agreement in accordance with its specified terms or otherwise breaches such provisions. Accordingly, the undersigned acknowledges and agrees that the Company shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Lock-up Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which it is entitled at law or in equity. The undersigned agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that the Company has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. If the Company is seeking an injunction or injunctions to prevent breaches of this Lock-up Agreement and to enforce specifically the terms of this Agreement, the Company shall not be required to provide any bond or other security in connection with any such order or injunction.

The undersigned agrees to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by the Company to carry out the intent and purposes of this Lock-up Agreement.

Any term or provision of this Lock-up Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Lock-up Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Lock-up Agreement is invalid or unenforceable, the undersigned agrees that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Lock-up Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the undersigned agrees to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

This Lock-up Agreement and any claim, controversy or dispute arising under, related to or in connection with this Lock-up Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof.

The undersigned hereby irrevocably submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware, for the purposes of any suit, action or proceeding arising out of or relating to this Lock-up Agreement, and hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that (i) it is not personally subject to the jurisdiction of such court, (ii) the suit, action or proceeding is brought in an inconvenient forum, or (iii) the venue of the suit, action or proceeding is improper. The undersigned hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to the undersigned at the address on the signature page below, and such service shall constitute good and sufficient service of process and notice thereof. The undersigned hereby waives any right to a trial by jury. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by Law.

This Lock-up Agreement may be executed and delivered by facsimile, by email in portable document format (.PDF) or by other electronic means, which executed copy shall be deemed to be an original.

[Signature page follows]

Very truly yours,

(Name of Stockholder - Please Print)

(Signature)

(Title of Signatory if Stockholder is an entity - Please Print)

Address: